Parker Hannifin Corporation Quarterly Earnings Release 1st Quarter FY 2009 October 16, 2008 Exhibit 99.2

Slide 2
Forward-Looking Statements
Forward-Looking Statements:
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that the future performance and earnings projections of the company and individual segments may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, and growth, innovation and global diversification initiatives. A change in economic conditions in individual markets may have a particularly volatile effect on segment results. Among the other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments or significant changes in financial condition; uncertainties surrounding timing, successful completion or integration of acquisitions; threats associated with and efforts to combat terrorism; uncertainties surrounding the ultimate resolution of outstanding litigation; competitive market conditions and resulting effects on sales and pricing; increases in raw material costs that cannot be recovered in product pricing; the company’s ability to manage costs related to employee retirement and health care benefits and insurance; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them.

Slide 3
Non-GAAP Financial Measure
This presentation reconciles sales amounts reported in accordance with U.S. GAAP to sales amounts adjusted to remove the effects of acquisitions made within the prior four quarters as well as the effects of currency exchange rates on sales. The effects of acquisitions and currency exchange rates are removed to allow investors and the company to meaningfully evaluate changes in sales on a comparable basis from period to period.

Slide 4 Discussion Agenda CEO 1 st quarter highlights Key performance measures & outlook Questions & answers CEO Closing comments

Slide 5
First Quarter Highlights
Record Quarterly Sales, Earnings, and Cash Flow
Q1 Sales growth of 10% - 4% organic
International margins of 16.6%
Earnings per diluted share up 13%
Share repurchases totaling $414 million
Four acquisitions to date - $463 million revenues

Slide 6 Financial Highlights Diluted Earnings per Share 1 st Quarter $1.33 $1.50 $.00 $.20 $.40 $.60 $.80 $1.00 $1.20 $1.40 $1.60 Q1 FY09 Q1 FY08

Slide 7
Influences on 1
st
Quarter Earnings
Diluted Earnings per Share increased as a result of:
Increased Sales of 10% - 4% organic
S,G&A as percent of Sales decrease of 80 bps
Fewer shares outstanding
Offset by:
Lower Gross Margin – 20 bps
Higher Interest expense – 10 bps
Higher “Other expense” – 30 bps
Higher Tax expense due to increased income and a
higher effective tax rate

Slide 8
Financial Highlights
Sales – 1
st
Quarter
Dollars in millions
FY2009
%
Change
FY2008
Sales
As reported 3,065 $ 10.0% 2,787 $
Acquisitions 125        4.6%
Currency 51          1.8%
Adjusted Sales 2,889 $ 3.7%
1st Quarter

Slide 9 Influences on Sales Continued Industrial end market strength - International - Distribution Aerospace Acquisitions Emerging markets

Slide 10
Segment Reporting
Industrial North America
Dollars in millions
FY2009
%
Change
FY2008
Sales
As reported 1,107 $ 10.1% 1,006 $
Acquisitions 76 7.6%
Currency 1 (0.1)%
Adjusted Sales 1,030 $ 2.4%
Operating Margin
As reported 160 $   155 $
% of Sales 14.5% 15.4%
1st Quarter

Slide 11
Segment Reporting
Industrial International
Dollars in millions
FY2009
%
Change
FY2008
Sales
As reported 1,223 $ 11.1% 1,101 $
Acquisitions 36          3.3%
Currency 48          4.3%
Adjusted Sales 1,139 $ 3.5%
Operating Margin
As reported 203 $    183 $
  % of Sales 16.6% 16.7%
1st Quarter

Slide 12
Segment Reporting
Aerospace
Dollars in millions
FY2009
%
Change
FY2008
Sales
As reported 478 $    12.0% 427 $
Acquisitions 13          3.1%
Currency 1            0.2%
Adjusted Sales 464 $    8.7%
Operating Margin
As reported 68 $       57 $
  % of Sales 14.2% 13.4%
1st Quarter

Slide 13
Segment Reporting
Climate & Industrial Controls
Dollars in millions
FY2009
%
Change
FY2008
Sales
As reported 256 $    1.1% 253 $
Acquisitions
Currency 2            0.7%
Adjusted Sales 254 $    0.4%
Operating Margin
As reported 15 $       16 $
  % of Sales 6.1% 6.1%
1st Quarter

Slide 14
Parker Order Rates
Excludes Acquisitions & Currency
3-month year-over-year comparisons of total dollars, except Aerospace
Aerospace is calculated using a 12-month moving average
FY09 FY08
Total Parker 1% +    7% +
Industrial North America 2% +    0% +
Industrial International 4% -     19% +
Aerospace 9% +    12% +
Climate & Industrial Controls 5% +    13% -
Three months ending September

Slide 15 Balance Sheet Summary Cash Working capital - Inventory - Accounts receivable - Accounts payable

Slide 16 Strong Cash Flow Cash from Operating Activities 1 st Quarter $270 $307 $0 $60 $120 $180 $240 $300 $360 FY09 FY08

Slide 17
Financial Leverage
Debt to Debt Equity
35.0%
16.0%
18.0%
20.0%
22.0%
24.0%
26.0%
28.0%
30.0%
32.0%
34.0%
36.0%
38.0%
FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08 FY09 YTD
Goal - Not to exceed 37% over the cycle
29.1% net
Debt to Debt Equity

Slide 18
FY 2009  Earnings Outlook Assumptions
Segment Sales & Operating Income
FY 2009 Operating margin percentages
Industrial North America
13.6% -- 14.0%
Industrial International
15.0% -- 15.4%
Aerospace
12.8% -- 13.2%
Climate & Industrial Controls
4.5% -- 4.9%
FY 2009 Sales change versus FY 2008
Industrial North America
2.2% -- 2.6%
Industrial International
(.3)% -- .1%
Aerospace
2.6% -- 3.0%
Climate & Industrial Controls
(3.1)% -- (2.7)%

Slide 19
FY 2009 Earnings Outlook Assumptions
below Operating Margin
Corporate Admin +  1% to   - 5% vs. FY 2008
Interest Expense + 20% to +12% vs. FY 2008
Other Expense (Inc.)  - 17% to  - 27% vs. FY 2008
Tax Rate 29%

Slide 20 Earnings Outlook – FY09 Low High Diluted earnings per share 5.35 $ 5.75 $

Slide 21 Questions & Answers... * * * * * ********************* * * * *

Appendix Income Statement 1 st Quarter ********************************* * * * * *

Slide 23
Income Statement – 1
st
Quarter
Dollars in millions
% of Sales % of Sales
Net Sales
3,064.7 $   100.0% 2,787.3 $   100.0%
Cost of sales 2,337.2       76.3% 2,122.3      76.1%
Gross profit 727.5          23.7% 665.0          23.9%
S, G & A 332.7          10.9% 325.0          11.7%
Interest expense 28.1            .9% 22.4            .8%
Other expense (income), net 10.0            .3% (.1)               (.0)%
Income before taxes 356.7          11.6% 317.7          11.4%
Income taxes 106.5          3.4% 88.1            3.2%
Net income
250.2 $       8.2% 229.6 $      8.2%
FY 2009 FY 2008